UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 349-8451

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
On November 25, 2009, Park National Corporation (“Park” or the “Company”) and its national bank subsidiary The Park National Bank (“PNB”) entered into an Amendment to the Distribution Agreement dated as of November 25, 2009 (the “Distribution Agreement Amendment”), with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”). The Distribution Agreement Amendment amends the Distribution Agreement, dated May 27, 2009, among Park, PNB and Sandler O’Neill, and is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Through November 24, 2009, Park has sold 904,072 common shares through its capital-raising strategies, at a weighted average price of $61.20 per share, for gross proceeds of $55.3 million. Net of compensation paid to sales and placement agents, and legal and accounting fees, the aggregate net proceeds of Park’s capital-raising initiatives were approximately $53.5 million.
Park continues to consider other capital-raising alternatives, including the potential sale of subordinated notes (which would qualify for treatment as Tier 2 Capital under the Federal Reserve Board’s risk-based capital guidelines) by Park in an aggregate amount of approximately $30 million, as well as continued sales of Park common shares through the At-the-Market Offering program. Park currently intends to limit future sales of common shares under the At-the-Market Offering program to $24 million.

Item 9.01 — Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Amendment to Distribution Agreement, dated as of November 25, 2009, among Park National Corporation, The Park National Bank and Sandler O’Neill & Partners, L.P.
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signature on following page.]

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: November 25, 2009	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated November 25, 2009
Park National Corporation

Exhibit No.	Description
99.1	Amendment to Distribution Agreement, dated as of November 25, 2009, among Park National Corporation, The Park National Bank and Sandler O’Neill & Partners, L.P.

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